Exhibit 10.1

FIRST AMENDMENT TO THE

BROWN SHOE COMPANY, INC. DEFERRED COMPENSATION PLAN

WHEREAS, Brown Shoe Company, Inc. (“Company”) previously adopted the Brown Shoe Company, Inc. Deferred Compensation Plan (“Plan”); and

WHEREAS, the Company reserved the right to terminate the Plan pursuant to Section 14 thereof; and

WHEREAS, the Company desires to terminate the Plan effective December 31, 2005; and

WHEREAS, in connection with such termination, the accrued benefits of all participants in the Plan shall be distributed from the Plan no later than December 31, 2005;

NOW, THEREFORE, Section 14 of the Plan is amended by adding the following to the end thereof:

“The Plan shall be terminated as of December 31, 2005. No deferrals or other credits may be made to the Plan after that date, and all Elections in effect as of such date shall be cancelled. In addition, the entire Account of each Participant shall be distributed to him no later than December 31, 2005, so that the balance of his entire Account shall be taxable to him in 2005.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 1st day of December, 2005.

BROWN SHOE COMPANY, INC.

By __________________________________